Exhibit 10.11

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

DISTRIBUTION AGREEMENT

GENERAL: Sprouts Farmer’s Markets (SFM) and Nature’s Best (NB) seek to build on their long-standing relationship, which through this agreement will enable both organizations to plan and implement future distribution logistics to support SFM’s growth.

This Agreement for Distribution of Products (Agreement) is effective April 14th, 2010 between SFM, an Arizona corporation, and NB, a California corporation.

ASSUMPTIONS

A. SFM is primarily engaged in the sale of natural and organic products in a ranch market format. Its operations include retail stores and distribution centers. SFM currently operates in several regions, including Arizona, California, Texas and Colorado.

B. NB provides the distribution of natural and organic products to all SFM stores. NB also provides various customized support services (Special Services – see Exhibit A) to SFM’s headquarters, tailored to SFM’s operations.

C. The parties desire to enter into this Agreement to set forth the terms upon which NB will sell and distribute to SFM locations and SFM locations will purchase these goods and services.

NOW, THEREFORE, the parties agree as follows:

1)	TERM: This Agreement shall have an initial term of seven years commencing as of April 14th, 2010 (the Effective Date).

2)	DISTRIBUTION AGREEMENT:

a.

SFM Distribution: SFM will continue to self-distribute produce to its stores, with the objective of maintaining quality produce expertise. SFM will also continue to purchase and distribute certain other commodities that, from time to time are compatible with, and complement, SFM produce operations. Current examples include [*CONFIDENTIAL*] custom bulk products, key bulk commodities and strategic buys.

b.

NB Distribution: NB will be SFM’s Primary Supplier for all remaining natural product stock keeping units (SKUs) that are not direct-store delivered. NB will provide the distribution of selectable, defined as slotted and picked from inventory, SKUs, which will enable SFM to capitalize on NB’s system to realize the overall lowest product cost.

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

c.	Primary Supplier: Shall be defined as:

i.

All SFM stores will order a [*CONFIDENTIAL*] of their distributor-sourced organic and natural purchases from NB, Other than products distributed though its distribution facilities, SFM will source [*CONFIDENTIAL*] natural and organic products carried in SFM stores, if available from NB, through NB in the following SFM Categories: [*CONFIDENTIAL*].

ii.	SFM will maintain a [*CONFIDENTIAL*], (current purchase average for stores operating at least 3 months), adjusted annually according to changes in the Consumer Price Index.

iii.	If SFM elects to move their private label items into distribution at NB, the minimum referenced in section (2)(c)(ii) will be adjusted upward by [*CONFIDENTIAL*]

iv.

New Regions: If SFM opens locations beyond the states in which NB currently supplies SFM stores, and NB does not service those states, NB will have a [*CONFIDENTIAL*] to establish distribution for SFM in that area. [*CONFIDENTIAL*], if NB has not established distribution in that new region, SFM has the option to utilize another distributor for these locations [*CONFIDENTIAL*].

If, during the [*CONFIDENTIAL*] specified above, NB supplies a new region’s store(s) via NB’s existing distribution center(s), and SFM’s distribution system is utilized for delivery, NB will pay SFM a delivery allowance [*CONFIDENTIAL*].

If SFM exercises its option to utilize another distributor in a new region for the interim period specified above, [*CONFIDENTIAL*]. SFM will make a good faith effort to negotiate the best rate possible from that temporary supplier to mitigate the impact.

3)	NB SUPPLIER PERFORMANCE:

a.	New Products:

i.	NB will stock all new products that are specifically requested by SFM and are placed chain wide (all SFM stores).

ii.	Regional product requests will be stocked if carried by all stores in the region, and there are reasonable aggregate product turns.

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

b.	Accuracy: NB shall maintain an average of 99% or better order selection accuracy rate.

c.	In-Stock Level: NB and SFM will continue their mutual efforts to eliminate the causes of out-of-stock product in order to maintain the highest fill rate possible.

i.	NB will utilize its commercially reasonable efforts to maintain an NB controlled in-stock level of 97%. [*CONFIDENTIAL*]

d.

Delivery: NB will provide [*CONFIDENTIAL*] deliveries a week based on a regularly published order/delivery schedule. Select stores will receive [*CONFIDENTIAL*] deliveries as requested from time to time by SFM.

4)	TEXAS DISTRIBUTION CENTER:

a.	In order to support SFM’s growth, NB will open a distribution center in Texas by mid-year, 2011.

5)	NB SPECIAL SERVICES:

a.

NB will continue to provide SFM with customized support services. See Special Services – Exhibit A. NB will add support services from time to time as deemed appropriate by both companies, as has been past practice.

6)	PROMOTION ASSISTANCE ALLOWANCE:

a.	At the end of each calendar quarter NB will pay SFM a Promotion Assistance Allowance of [*CONFIDENTIAL*] .

7)	ACCELERATED COST PLUS RATE:

a.	The day following the Effective Date of this agreement, the cost plus rate will be moved to [*CONFIDENTIAL*] on the Cost Plus Program. See Exhibit D.

b.	The cost plus rate will remain at [*CONFIDENTIAL*] until SFM’s purchase volume reaches [*CONFIDENTIAL*].

8)	PRIVATE LABEL:

a.	Pricing: SFM will be billed at the [*CONFIDENTIAL*] . Pricing shown on Cost Plus Program – Exhibit D.

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

b.	Special Situations: If the turns on a private label item (or line) are significantly below [*CONFIDENTIAL*] SFM and NB will work in good faith to [*CONFIDENTIAL*]

c.	Responsibilities: SFM will negotiate directly with the manufacturer for all new private label items. NB will provide the purchasing and distribution functions.

d.

Discontinued Private Label: NB will purchase and stock all private label items in good faith to fulfill SFM’s needs, [*CONFIDENTIAL*]. Existing, successful coordination will continue between SFM and NB buyers to minimize product loss.

9)	CONTROL LABEL PRODUCTS:

a.	Pricing: NB will purchase and stock Control Label Products under the same terms and conditions as the SFM private label above.

10)	CROSS DOCK PALLETS: See Exhibit C

a.

NB will, from time to time at SFM request, ship product by means of cross-docking. Cross-dock shipments will be subject to specific parameters (see cross-dock parameters Exhibit C). NB will bill SFM the following per pallet charge:

i.	Pallet Charges

1.	California and Arizona - [*CONFIDENTIAL*]

2.	Texas - [*CONFIDENTIAL*] (NB warehouse handling only)

3.	Colorado - [*CONFIDENTIAL*]

ii.	The above pallet charges will be adjusted on January 1 each year by the percentage movement in the Consumer Price Index.

11)	FUEL SURCHARGE (FSC):

a.

To address the problem of fluctuations in world oil markets, a fuel surcharge is applied per store delivery on all NB delivered shipments. The amount of the fuel surcharge is adjusted monthly and correlated to movements in diesel fuel prices as shown in Exhibit B.

b.

FSC Rebate: A special fuel surcharge rebate will be sent to SFM at the completion of each month based on [*CONFIDENTIAL*] of the aggregate fuel surcharge dollar amount, if any, applicable to that month’s deliveries.

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

12)	PALLETS, TOTES, TRANSAFES:

a.	NB Deliveries: At the time of delivery SFM stores will return all totes from their prior delivery. They will also exchange a number of pallets equal to the amount received on their current delivery.

b.	NB Facility Pickup: SFM will exchange, by periodic return shipments to the corresponding NB distribution center(s), a quantity of pallets equal to the amount loaded on outbound pickups. Pallet counts will be reconciled monthly to ensure an even exchange.

c.	Transafes: In order to minimize the outstanding transafe inventory, SFM will continue to coordinate with NB to expedite the return of all transafes, per current practice.

13)	NEW STORE OPENINGS:

a.	In addition to the special services outlined in Exhibit A for new openings, all opening order invoices will be incorporated into a side note with 13 equal weekly payments, starting the first week after the final opening order shipment.

14)	CREDITS:

a.	NB’s existing credit policy will continue to apply to all shipments (see Exhibit E).

15)	CONFIDENTIALITY:

a.	Both SFM and NB agree to keep all terms of this agreement strictly confidential.

b.	In the process of making this Agreement, both parties may also have acquired or developed confidential information relating to each party’s businesses that includes quality standards, business methods, sales data and trends, intellectual property, purchasing history, pricing, marketing and pricing strategies, technical data, and general or specific customer information. Each party agrees to maintain this information as confidential.

16)	COMPLIANCE WITH LAWS:

a.

General: Each party covenants and agrees during the term of this agreement it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local government entity, agency or instrumentality applicable to its responsibilities hereunder. Each party agrees that it shall comply with all certification procedures and regulations. Each party shall promptly notify the other party after it becomes aware of any material adverse proposed law, regulation or order that, to its knowledge, may or does conflict with the parties’ obligations under this Agreement. The parties will then use reasonable efforts to promptly decide whether a change may be made to the terms of this Agreement to eliminate any such conflict or impracticability.

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

17)	TERMINATION PROVISION:

a.

Either party may terminate this Agreement immediately by providing written notice to the other party for a material breach of any obligations under the Agreement, and failure to cure such breach after [*CONFIDENTIAL*] days’ prior written notice of the breach.

b.

SFM may terminate this agreement for cause if the quality of service provided by NB does not meet industry standards, and Nature’s Best fails to substantially remedy the service within [*CONFIDENTIAL*] days of written notice by SFM.

18)	MISCELLANEOUS:

(a) Binding Effect: This Agreement, including its exhibits, supersedes all prior agreements between SFM and NB and is the only agreement between SFM and NB, either oral or in writing relating to the subject matter hereof.

(b) Force Majeure: “Force Majeure” events shall be events beyond the reasonable control of a party (and not through the fault or negligence of such party) that make timely performance of an obligation not possible. Force Majeure events are those that are not reasonably foreseeable with the exercise of reasonable care, nor avoidable through the payment of nonmaterial additional sums. In the event of a Force Majeure, the party so affected shall give prompt written notice to the other party of the cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

(c) Governing Law; Forum and Jurisdiction; Waiver of Punitive and Similar Types of Damages: The relationship of the parties hereto and all claims arising out of or related to that relationship, including but not limited to, the construction and interpretation of any written agreements, including this Agreement, shall be governed by the substantive laws of the State of California (without regard to conflicts of law principles). The parties agree and consent to the jurisdiction of the state and federal courts located in Orange County, California and acknowledge that such courts are proper and convenient forums for the resolution of any actions between the parties with respect to the subject matter of this Agreement, and agree that, in such case, these courts shall be the sole and exclusive forums for the resolution of any actions between the parties with respect to the subject matter hereof. The parties hereby waive any right to a jury trial under any applicable law. The parties also waive any and all right to punitive, incidental or consequential damages, except in the case an action is brought for breach of provisions relating to confidential information. The prevailing party in any action to enforce this Agreement shall be entitled to recover all related costs of the suit, including reasonable attorneys’ fees and court costs.

(d) Amendment; Assignment: This Agreement may not be amended or modified except by a writing signed by an authorized officer of each party specifically referencing this Agreement and the intent to amend or modify.

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(e) Change of Control: The parties hereto agree that all of the provisions of this Agreement shall bind and insure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, including but not limited to, a Change of Control. A “Change of Control” means (A) any transaction or series of related transactions in which a party or group, acting in concert, acquires beneficial ownership of more than 50% of the equity interests in a party or its direct or indirect parent, or (B) a merger or consolidation of another entity with or into a party or its direct or indirect parent, with the effect that any third party becomes beneficial owner of more than 50% of the equity interests of a party or its direct or indirect parent. A Change in Control does not include the internal transfer of shares within a family structure for family planning reasons.

(f) Entire Agreement; Survival: All exhibits to this Agreement are incorporated by reference. This Agreement (and any documents referred to herein) represents the entire agreement and understanding of the parties with respect to the matters set forth herein, and there are no representations, warranties or conditions or agreements (other than implementing invoices, purchase orders and the like necessary to implement this Agreement) not contained herein that constitute any part hereof or that are being relied upon by any party hereunder.

(g) Severability: If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall be enforced.

(h) Notices: Unless otherwise stated, all notices given in connection with this Agreement will be in writing and will be deemed delivered at the time of personal delivery or 3 business days after being sent by facsimile (with a confirmation) or mailed by express, certified or registered mail, or sent by a recognized national or international courier, as appropriate (in all cases postage prepaid and return receipt requested). Notices shall be addressed to the parties at the addresses set forth below or to such other address as shall have been so notified to the other party in accordance with this section. Notices to NB shall be addressed to: Chief Financial Officer, Natures’ Best, 6 Pointe Drive, Suite 300, Brea, California 92821. Notices to SFM shall be addressed to: Vice President Procurement, Sprout’s Farmer’s Markets, 11811 N. Tatum Blvd, Suite 2400, Phoenix, Arizona 85028.

Signatures: next page:

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

WHEREAS, the parties have entered into this Agreement as of the Effective Date.

By:	/s/ Doug Sanders	/s/ James A. Beck
	Signature	Signature

	Doug Sanders	James A. Beck
	Print Name	Print Name

	4/19/10	4/19/10
	Date	Date

	Doug Sanders President and Chief Operation Officer Sprouts Farmer’s Market	Jim Beck President and CEO Nature’s Best

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit A

NB Special Services

•	AD COORDINATOR: Dedicated California-based Key Account Manager ([*CONFIDENTIAL*]) and dedicated Support Assistant ([*CONFIDENTIAL*])

•	MERCHANDISING SUPPORT: Dedicated Arizona-based merchandising specialist ([*CONFIDENTIAL*]) & dedicated Texas-based merchandiser ([*CONFIDENTIAL*]); backup by NB Retail Services Team

•	CATEGORY MANAGEMENT: Dedicated in-house Planogram Specialist ([*CONFIDENTIAL*])

•	IT SUPPORT: Top-level IT specialist ([*CONFIDENTIAL*])

•	Project manager for all business initiatives

•	Integration/efficiency specialist

•	OPERATIONS SUPPORT:

•	Service Center Manager personal support ([*CONFIDENTIAL*])

•	NB signature 30 Second Service - store response team

•	AD & DEMO BILLING SERVICE: Billing service and special tracking system

•	SPECIALIZED STORE OPENING SERVICES:

•	Administration of opening order discounts off invoice

•	Store set orders processed by aisle

•	Project management by NB Retail Services Team

•	NEW ITEM EXPRESS: Priority slotting & order tracking for sets

•	PURCHASING TEAM Priority Access

•	Immediate personal contact with NB buyers

•	SFM Buyer-to-NB Buyer planning/execution

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit B

Fuel Surcharge Schedule

Price Per Gallon*	FUEL SURCHARGE (FSC)
$2.25	[*CONFIDENTIAL*]
$2.38	[*CONFIDENTIAL*]
$2.50	[*CONFIDENTIAL*]
$2.63	[*CONFIDENTIAL*]
$2.75	[*CONFIDENTIAL*]
$2.88	[*CONFIDENTIAL*]
$3.00	[*CONFIDENTIAL*]
$3.13	[*CONFIDENTIAL*]
$3.25	[*CONFIDENTIAL*]
$3.38	[*CONFIDENTIAL*]
$3.50	[*CONFIDENTIAL*]
$3.63	[*CONFIDENTIAL*]
$3.75	[*CONFIDENTIAL*]
$3.88	[*CONFIDENTIAL*]
$4.00	[*CONFIDENTIAL*]
$4.13	[*CONFIDENTIAL*]
$4.25	[*CONFIDENTIAL*]

*	FSC adjusted monthly based on the average price per gallon during the prior calendar month: Department of Energy Weekly U.S. National Average Retail On-Highway Diesel Price; published at http://tonto.eia.doe.gov/oog/info/wohdp/diesel.asp. FSC applied per delivery.

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit C

Cross Dock Parameters

FULL PALLETS:

1.	Vendor electronic ASN (weight, cube, case, pallet counts per destination) by 5:00 PM prior day.

2.	No mixed pallets handled by NB drivers at delivery point

a.	Note: mixed pallets ok if SFM DC is the destination and segregation is done at SFM DC by SFM personnel

3.	Regular weekly activity (enables logistics planning).

4.	Delivery to Chino by 10:00 a.m. on the day of the scheduled evening loading shift.

5.	Pallets clearly identified with SFM store #, address (matching ASN data).

6.	Subject to space availability on truck; default to next scheduled delivery. SFM option to have shipped LTL and billed to SFM and/or vendor if critical.

7.	Must be food compatible product

8.	Applies to non-produce pallets

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit D

Cost Plus Program

January, 2010

Plateau Level	Annualized Purchases	CA, AZ, TX Cost Plus %	Colorado Cost Plus
1	$63,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
2	$69,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
3	$75,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
4	$81,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
5	$87,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
6	$93,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
7	$99,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
8	$105,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
9	$111,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
10	$117,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
11	$123,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
12	$129,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
13	$135,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
14	$141,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
15	$147,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
16	$153,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
17	$159,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
18	$165,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
19	$171,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
20	$177,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
21	$183,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
22	$189,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
23	$195,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
24	$203,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
25	$211,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
26	$219,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
27	$227,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
28	$235,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
29	$243,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
30	$251,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
31	$259,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
32	$267,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
32	$275,000,000	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]

VOLUME REVIEW: Rate adjusted (if applicable) on the 15th of the month following each completed calendar quarter

TEXAS STORES: [*CONFIDENTIAL*] rebate on all purchases

TERMS: 7 Days ACH

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit E

Credit Requests, Invoice Adjustment, Return Authorizations

Nature’s Best guarantees that all merchandise arrives in a fresh and saleable condition. We will promptly rectify any errors such as mispicks, shortages, overages, damages, and out-of-code-date products. The following information is requested when calling Customer Service: Account Number; Invoice Number; Item Number(s), and reason for the credit request/return.

Requests for Credit

•

Please check in your order immediately upon receipt. Requests for credit, invoice adjustments, and return authorizations must be called or faxed into our Customer Service Department as soon as possible, but no later than 7 days from invoice date.

•

Bulk items are subject to insect contamination. Please inspect these products promptly and store them properly. We cannot issue credits for insect contamination when we are notified of the problem more than 7 days after invoice date.

•	Requests received beyond these dates will not be approved.

Returns

•

All returns must be approved by Customer Service prior to being returned, and must be in clean, resalable condition. Credit will not be issued for merchandise that has been defaced, marked, or altered in any way that makes the product unsaleable. Any goods requiring refurbishment (e.g., removing price stickers) will be subject to a [*CONFIDENTIAL*] refurbishment charge.

•	Customer Service will issue a Returns Authorization for products meeting Nature’s Best and our manufacturers return criteria.

•	All merchandise authorized for return must be securely boxed and protected. Please separate resalable returns from damaged items.

•

Our driver will deliver your Return Authorization with your next order. Match your prepared returns with the Return Authorization and give both to our driver. Our drivers are not authorized to accept returns without a Returns Authorization.

•	Nature’s Best does not accept returns on the following:

•	Mis-ordered refrigerated and frozen products. All sales are final.

•	Broker/Manufacturer Representative Turnover Orders

•	Discontinued items

•	Products that do not sell

•	Seasonal/Holiday merchandise

•	Special ordered products

•	Retailer’s ad or promotional items

A request for confidential treatment has been made with respect to portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

•	Appliances

•	Consumer returns not authorized by the manufacturer

•	Mis-ordered items that are returned will be subject to a 15% restocking charge.

•	Refused orders or orders that must be returned to stock will be subject to a 15% restocking charge. There will be a 100% restocking charge for all nonrecoverable refrigerated and frozen products.

End